Exhibit 99.1

News Release

Company Contacts:
Gregory Walker,	Sonia Segovia,
VP, Finance and CFO	IR Coordinator
Tel: (408) 938-6457	Tel: (408) 938-6491
Email:gregory.walker@pdf.com	Email: sonia.segovia@pdf.com

PDF Solutions® Reports Second Fiscal Quarter Results

SAN JOSE, Calif.—July 30, 2015—PDF Solutions, Inc. (“PDF Solutions” or the “Company”) (NASDAQ: PDFS), the leading provider of process-design integration technologies to enhance integrated circuit (IC) manufacturability, today announced financial results for its second fiscal quarter ended June 30, 2015.

Total revenues for the second fiscal quarter of 2015 totaled $23.2 million, down 13% from $26.8 million for the first fiscal quarter of 2015 and down 6% when compared to total revenues of $24.6 million for the second fiscal quarter of 2014. Design-to-silicon-yield solutions revenue for the second fiscal quarter of 2015 totaled $14.2 million, down 22% from $18.2 million for the first fiscal quarter of 2015 and up 8% when compared to design-to-silicon-yield solutions revenue of $13.1 million for the second fiscal quarter of 2014. Gainshare performance incentives revenue for the second fiscal quarter of 2015 totaled $9.1 million, up 4% from $8.7 million for the first fiscal quarter of 2015 and down 21% when compared to gainshare performance incentives revenue of $11.5 million for the second fiscal quarter of 2014.

On a GAAP basis, net income for the second fiscal quarter of 2015 was $2.1 million, or $0.07 per basic and diluted share, compared to $6.0 million, or $0.19 per basic and $0.18 per diluted share, for the first fiscal quarter of 2015, and compared to $4.7 million, or $0.15 per basic and diluted share, for the second fiscal quarter of 2014.

Cash and cash equivalents were $131.7 million at June 30, 2015, compared to $115.5 million at December 31, 2014.

Non-GAAP net income for the second fiscal quarter of 2015 was $5.9 million, or $0.18 per diluted share, compared to $8.2 million, or $0.26 per diluted share, for the first fiscal quarter of 2015, and compared to $9.0 million, or $0.28 per diluted share, for the second fiscal quarter of 2014. EBITDAR for the second fiscal quarter of 2015 was $7.2 million, or $0.22 per diluted share, compared to $10.4 million, or $0.32 per diluted share, for the first fiscal quarter of 2015, and compared to $10.6 million, or $0.33 per diluted share, for the second fiscal quarter of 2014.

As previously announced, PDF Solutions will discuss these results on a live conference call beginning at 2:00 p.m. Pacific Time/5:00 p.m. Eastern Time today. The call will be simultaneously web cast on PDF Solutions’ website at http://www.pdf.com/events. A replay of the web cast will be available at the same website address beginning approximately two hours after completion of the live call. A copy of this press release, including the disclosure and reconciliation of certain non-GAAP financial measures to the comparable GAAP measures, which non-GAAP measures may be used periodically by PDF Solutions’ management when discussing financial results with investors and analysts, will also be available on PDF Solutions’ website at http://www.pdf.com/press-releases following the date of this release.

Information Regarding Use of Non-GAAP Financial Measures

In addition to providing results that are determined in accordance with Generally Accepted Accounting Principles in the United States of America (GAAP), PDF Solutions also provides certain non-GAAP financial measures. Non-GAAP net income excludes the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangible assets, and their related income tax effects, as applicable, as well as adjusts for the non-cash portion of income taxes. EBITDAR is calculated by taking GAAP net income, adding back the effects of non-recurring items, stock-based compensation expenses, amortization of acquired technology and other acquired intangibles, depreciation expense and income tax provision (benefit). These non-GAAP financial measures are used by management internally to measure the Company’s profitability and performance. PDF Solutions’ management believes that these non-GAAP measures provide useful supplemental measures to investors regarding the Company’s ongoing operations in light of the fact that none of these categories of expense has a current effect on the future uses of cash (with the exception of certain non-recurring items) nor do they impact the generation of current or future revenues. These non-GAAP results should not be considered an alternative to, or a substitute for, GAAP financial information, and may be different from similarly titled non-GAAP measures used by other companies. In particular, these non-GAAP financial measures are not a substitute for GAAP measures of income or loss as a measure of performance, or to cash flows from operating, investing and financing activities as a measure of liquidity. Since management uses these non-GAAP financial measures internally to measure profitability and performance, PDF Solutions has included these non-GAAP measures to give investors an opportunity to see the Company’s financial results as viewed by management. A reconciliation of the comparable GAAP financial measures to the non-GAAP financial measures is provided at the end of the Company’s financial statements presented below.

Forward-Looking Statements

The statements made on the conference call to regarding PDF Solutions' financial results for its second fiscal quarter ended June 30, 2015, including the Company's future expected financial results, are forward looking and are subject to events and circumstances of the future. Actual results could differ materially from those expressed in these forward-looking statements. Risks and uncertainties that could cause results to differ materially include risks associated with: customers' production volumes at gainshare-covered facilities; continued adoption of the Company's solutions by new and existing customers; project milestones or delays and performance criteria achieved; the provision of technology and services prior to the execution of a final contract; and other risks set forth in PDF Solutions' periodic public filings with the Securities and Exchange Commission, including, without limitation, its Annual Reports on Form 10-K, most recently filed for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and amendments to such reports. The forward-looking statements made in the conference call are made as of the date hereof, and PDF Solutions does not assume any obligation to update such statements nor the reasons why actual results could differ materially from those projected in such statements.

About PDF Solutions

PDF Solutions, Inc. (NASDAQ: PDFS) is the leading provider of yield improvement technologies and services for the IC manufacturing process life cycle. PDF Solutions offers solutions that are designed to enable clients to lower costs of IC design and manufacture, enhance time to market, and improve profitability by addressing design and manufacturing interactions from product design to initial process ramps to mature manufacturing operations. PDF Solutions’ Characterization Vehicle® (CV®) electrical test chip infrastructure provides the core modeling capabilities, and is used by more leading manufacturers than any other test chips in the industry. Proprietary Template™ layout patterns provide optimum area, performance, and manufacturability for designing IC products. Exensio™ -Yield provides world-class variability control in manufacturing by leveraging PDF Solutions’ industry-leading yield management technology and fault detection and classification (FDC) with Exensio™ -Control software. Exensio™ -Test leverages integration and analysis technology that produces diagnostic and predictive information that can be used to further optimize semiconductor yields. Headquartered in San Jose, Calif., PDF Solutions operates worldwide with additional offices in Canada, China, France, Germany, Italy, Japan, Korea, and Taiwan. For the Company’s latest news and information, visit http://www.pdf.com/.

Characterization Vehicle®, CV®, dataConductor®, PDF Solutions®, and the PDF Solutions logo are registered trademarks of PDF Solutions, Inc. or its subsidiaries. Exensio™, Template™ and YieldAware™ are trademarks of PDF Solutions, Inc. or its subsidiaries.

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands)

	June 30,	December 31,
	2015	2014

ASSETS
Current assets:
Cash and cash equivalents	$131,699	$115,464
Accounts receivable, net	30,946	37,725
Deferred tax assets - current portion	2,994	3,343
Prepaid expenses and other current assets	5,003	2,888
Total current assets	170,642	159,420
Property and equipment, net	10,356	8,832
Deferred tax assets - non-current portion	7,351	8,025
Other non-current assets	3,460	1,161
Total assets	191,809	177,438

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,898	$803
Accrued compensation and related benefits	4,524	6,112
Accrued and other current liabilities	2,073	1,733
Deferred revenues - current portion	5,647	3,740
Total current liabilities	14,142	12,388
Non-current liabilities	2,886	3,227
Total liabilities	17,028	15,615

Stockholders’ equity:
Common stock and additional paid-in-capital	260,806	248,739
Treasury stock at cost	(40,671)	(34,048)
Accumulated deficit	(44,071)	(52,187)
Accumulated other comprehensive loss	(1,283)	(681)
Total stockholders’ equity	174,781	161,823
Total liabilities and stockholders’ equity	$191,809	$177,438

PDF SOLUTIONS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

Revenues:
Design-to-silicon-yield solutions	$14,159	$18,152	$13,091	$32,311	$28,010
Gainshare performance incentives	9,051	8,665	11,519	17,716	23,686
Total revenues	23,210	26,817	24,610	50,027	51,696

Direct costs of design-to-silicon-yield solutions	9,888	8,804	8,847	18,692	18,552
Gross profit	13,322	18,013	15,763	31,335	33,144

Operating expenses:
Research and development	4,437	4,088	3,337	8,525	6,933
Selling, general and administrative	5,216	4,456	4,661	9,672	8,990
Amortization of other acquired intangible assets	-	-	12	-	30
Restructuring charges	-	-	-	-	57
Total operating expenses	9,653	8,544	8,010	18,197	16,010

Income from operations	3,669	9,469	7,753	13,138	17,134
Interest and other income (expense), net	52	51	(27)	103	(114)
Income before income taxes	3,721	9,520	7,726	13,241	17,020
Income tax provision	1,572	3,553	3,030	5,125	6,069
Net income	$2,149	$5,967	$4,696	$8,116	$10,951

Net income per share:
Basic	$0.07	$0.19	$0.15	$0.26	$0.36
Diluted	$0.07	$0.18	$0.15	$0.25	$0.34

Weighted average common shares:
Basic	31,522	31,336	30,590	31,429	30,533
Diluted	32,400	32,291	31,882	32,345	31,923

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
GAAP net income	$2,149	$5,967	$4,696	$8,116	$10,951
Adjustments to reconcile GAAP net income to non-GAAP net income:
Stock-based compensation expense	2,355	2,199	2,375	4,554	4,034
Previously impaired costs (1)	-	(1,892)	-	(1,892)	-
Amortization of other acquired intangible assets	-	-	12	-	30
Restructuring charges	-	-	-	-	57
Acquisition costs	482	-	-	482	-
Non-cash portion of income tax expense	882	1,963	1,869	2,845	3,368
Non-GAAP net income	$5,868	$8,237	$8,952	$14,105	$18,440

GAAP net income per diluted share	$0.07	$0.18	$0.15	$0.25	$0.34
Non-GAAP net income per diluted share	$0.18	$0.26	$0.28	$0.44	$0.58

Shares used in diluted shares calculation	32,400	32,291	31,882	32,345	31,923

PDF SOLUTIONS, INC.

RECONCILIATION OF GAAP NET INCOME TO EBITDAR (UNAUDITED)

(In thousands, except per share amounts)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014

GAAP net income	$2,149	5,967	4,696	$8,116	10,951
Adjustments to reconcile GAAP net income to EBITDAR:
Stock-based compensation expense	2,355	2,199	2,375	4,554	4,034
Previously impaired costs (1)	-	(1,892)	-	(1,892)	-
Amortization of other acquired intangible assets	-	-	12	-	30
Restructuring charges	-	-	-	-	57
Acquisition costs	482	-	-	482	-
Depreciation expense	632	605	482	1,237	940
Income tax provision	1,572	3,553	3,030	5,125	6,069
EBITDAR	$7,190	$10,432	$10,595	$17,622	$22,081

EBITDAR per diluted share	$0.22	$0.32	$0.33	$0.54	$0.69

Shares used in diluted shares calculation	32,400	32,291	31,882	32,345	31,923

(1) As announced on September 29, 2014, we were unable to close two Design-to-silicon-yield solutions contracts, which restricted our ability to book revenue relating to work on these projects and required us to impair previously deferred costs of $1.9 million in the three months ended September 30, 2014. As reported on January 7, 2015, in the three months ended March 31, 2015, we executed those two contacts, which increased our Design-to-Silicon-Yield Solutions revenue in the quarter by approximately $6.0 million. Reinstatement of previously impaired costs is not allowed under US GAAP. Accordingly, in order to match the revenue and the cost associated with these two contracts, management has included these costs in the current period as a non-GAAP reconciling item.